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                                                                    EXHIBIT 10.4

                         RESTRUCTURE AND EXTENSION AGREEMENT
                         -----------------------------------

     This Agreement dated as of July 1, 1996 is between Bank of America NW, N.A., successor by name change to Seattle-First National Bank and doing business as Seafirst Bank (hereafter "Seafirst") and The Pathways Group, Inc. and Pathways International Ltd. (each a "Borrower" and hereafter jointly and severally referred to as the "Company") and Carey F. Daly II and the marital community of Carey F. Daly II and Joan L. Daly (Guarantor).

                                       RECITALS

     A. This Agreement concerns the following obligations owed by the Borrowers to Seafirst (each a "Loan" and together the "Loans"):

Borrowing Agreement        Unpaid       Accrued Interest          Per Diem
      Dated              Principal         to 7/1/96             Thereafter
-------------------      ---------      ----------------         ----------

(1)  July 26, 1994       $150,000.00       $11,230.04              $40.63
(2)  February 4, 1994
     as last amended
     July 11, 1994       $190,000.00       $17,444.74              $51.46
(3)  October 25, 1994    $250,000.00       $22,907.58              $71.18

     B. Each of said Loans is in default in that, without limitation, each has matured and remains unpaid in the amount set above as of the date of this agreement.

     C. Seafirst commenced suit to enforce the Loans in the Superior Court of Washington for King County, SEATTLE-FIRST NATIONAL BANK V. PATHWAYS INTERNATIONAL, LTD. ET AL., Cause #95-2-17990-8 (the "Lawsuit"), in which each Borrower and the Guarantor were joined as defendants. Pursuant to a Settlement Agreement dated December 15, 1995, each of the defendants executed a Confession of Judgment, a true and correct copy of which is attached hereto as Exhibit A. Although by the terms of the Settlement Agreement Seafirst is entitled to file the Confession of Judgment and enter Judgment upon the Confession, the Confession of Judgment has not been filed in the Lawsuit.

                                      AGREEMENT

     In consideration of the mutual covenants contained in this Restructure and Extension Agreement the parties agree as follows:

1. The amounts of the Loans owing as set forth above are hereby reaffirmed by each Borrower and Guarantor as the correct amount of the Loans at the non-default interest rate. The amounts set forth in the Confession of Judgment are hereby reaffirmed as the correct amount of the Loans compounded at the Default rate of interest to October 14, 1995.

2. Subject to and expressly conditioned upon Seafirst's receipt not later than July 15, 1996 of the sum of $200,000 together with the payment in full of the accrued interest on all three Loans to July 1, 1996, Seafirst agrees as follows:

          (a) to dismiss the Lawsuit without prejudice and to reinstate the terms and conditions of the original Borrowing Agreements as amended or modified, which will thereupon be reconfirmed and remain unchanged except as expressly modified in this Agreement;



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          (b)  to apply the $200,000 principal payment to reduction of the principal balance of Loan #3;

          (c)  to extend the respective maturity dates of the Loans as follows:
     Loan #3, February 1, 1998; Loan #2, February 1, 1999 and Loan #1, August 1, 1999; and

          (d)  to restructure payment of the balance of the Loans as provided in section 3 below.

3. In consideration of the dismissal of the Lawsuit, each Borrower shall be jointly and severally liable for, and Guarantor's guaranty shall extend to, repayment when due of the balance of the Loans as follows:

          (a) the principal balance of the Loans shall be repaid in 6 quarterly principal payments in the amount of $65,000.00 commencing 2/1/98 and on each 5/1, 8/1, 11/1 and 2/1 thereafter, to be applied to the Loans in the following order: first, Loan #3; second, Loan #2 and lastly to Loan #1; and,

          (b) accrued interest on each of the three Loans shall be paid on August 1, 1996 and on the first of each month thereafter at the same rate set forth in the respective Borrowing Agreement evidencing that Loan.

4. Seafirst is authorized to automatically debit The Pathways Group, Inc.'s checking account No. 67612515 with Seafirst for each payment of interest and installment of principal.

5.        The parties to this Agreement understand and agree that upon:
     (a) payment of the $200,000.00 referenced in section 2, above, and
     (b) execution by the Company and Guarantor of all documents necessary to modify the Loans in accordance with the terms set forth in sections 2 and 3, above, all prior defaults under the Loans shall be deemed cured.

6. Time is of the essence. Seafirst shall retain the right to immediately file the Confession of Judgment and obtain entry of the Judgment in the Lawsuit upon failure to timely meet the express condition to Seafirst's agreements set forth in section 2, above. If the condition is met then upon any subsequent failure by Borrowers or Guarantor to pay or otherwise strictly perform the provisions of this Agreement Seafirst may without notification pursue any and all collection remedies available under the Borrowing Agreements and Loan documents, as modified, including the right to recommence litigation.

7. In consideration of this Agreement, Company hereby irrevocably and unconditionally waives, relinquishes, releases and discharges Seafirst, and its employees, agents, successors and assigns from any and all existing claims, defenses, setoffs, liabilities, demands, actions and causes of action, whether known or unknown, which arise from, or are in any way related to, the making and collection of the Loan, the execution of this Agreement, and any and all other loan and credit transactions existing between the Company and Seafirst. Nothing in this section shall be deemed to constitute an admission by Seafirst that any such claims exist.

8. Any and all changes to this Agreement must be in writing and signed by all the parties.

     ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING A PAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW. [RCW 19.36]

     SEAFIRST BANK HAS PREPARED THIS INSTRUMENT WHICH MAY SUBSTANTIALLY AFFECT YOUR LEGAL RIGHTS, BUT IS DOING SO FOR ITS OWN BENEFIT AND TO PROTECT ITS OWN INTEREST IN THIS TRANSACTION. IF YOU HAVE ANY QUESTIONS REGARDING SUCH DOCUMENT OR INSTRUMENTS, OR YOUR RIGHTS, YOU SHOULD CONSULT AN ATTORNEY OF YOUR CHOICE.


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SEAFIRST BANK                           GUARANTOR:

By /s/ BRIDGET CARR                     /s/ CAREY F. DALY, II
   ------------------------------       --------------------------------------
   Bridget Carr                         Carey F. Daly, II for himself and the
   Credit Officer                       marital community of Carey F. Daly, II
   Seattle-First National Bank          and Joan L. Daly
   800 Fifth Avenue, Floor 29
   Seattle, Washington  98124
   Telephone:  (206) 358-7632
   Facsimile:  (206) 358-7136

BORROWERS:

THE PATHWAYS GROUP, INC.

By /s/ CAREY F. DALY, II
   ------------------------------
   Carey F. Daly, II
   President

PATHWAYS INTERNATIONAL, LTD.

By /s/ CAREY F. DALY, II
   ------------------------------
   Carey F. Daly, II
   President


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